QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

[SPECIALTY LABORATORIES INTERNATIONAL LTD.]

[SPECIALTY LABORATORIES ASIA PTE., LTD.]

QuickLinks

EXHIBIT 21.1
[SPECIALTY LABORATORIES INTERNATIONAL LTD.]
[SPECIALTY LABORATORIES ASIA PTE., LTD.]